EXHIBIT 99.1

DATAWATCH EXPANDS BOARD OF DIRECTORS WITH ADDITION OF CHRISTOPHER COX,
CADWALADER, WICKERSHAM & TAFT PARTNER

Chelmsford, Mass.—August 27, 2012—Datawatch Corporation (NASDAQ-CM: DWCH), the leading global provider of information optimization solutions, today announced that Christopher T. Cox, a partner in Cadwalader, Wickersham & Taft LLP, one of the world’s leading international law firms, has been appointed to Datawatch’s Board of Directors.  His appointment expands the board to eight members.  Mr. Cox is also an investor in and a Managing Member of WC Capital, LLC, which owns approximately 10.9% of Datawatch’s outstanding common stock.

Michael A. Morrison, president and CEO of Datawatch, said, “We’re very pleased to attract a talented individual like Chris to our board.  His professional experience and his ongoing involvement as an insightful investor will undoubtedly contribute to Datawatch’s ability to grow and flourish in the fast-growing segment of the Big Data market that Datawatch occupies.”

Mr. Cox joined Cadwalader in January 2012, after serving as a partner at Cahill Gordon & Reindel LLP in New York.  Over the course of his extensive career, he has advised public and private companies, private equity firms and financial institutions in U.S. and cross-border mergers, acquisitions, dispositions, joint ventures, capital raising transactions and strategic investments, as well as a wide range of governance, compliance and other business-related matters.  He has been recognized for his work in mergers, acquisitions and buyouts by the Legal 500.

Mr. Cox received both his undergraduate degree and J.D. from the University of Missouri, where he was a member of the Missouri Law Review.

ABOUT DATAWATCH CORPORATION
Datawatch Corporation (NASDAQ-CM: DWCH) is a leading global provider of report analytics technology that delivers information optimization solutions.  Business leaders use Datawatch products and services to access, manage, analyze and act upon 100% of their enterprise information – regardless of data type, format, source or environment.  With Datawatch’s information optimization platform, organizations can access structured data, semi-structured data and unstructured data, and link these datasets with Big Data applications for a complete analytic system to improve decision-making and accelerate action – at a fraction of the cost and time of traditional approaches.   The company’s market-leading technology is used by more than 40,000 organizations worldwide, including 99 of the Fortune 100.  Datawatch is headquartered in Chelmsford, Massachusetts with offices in London, Munich, Singapore, Sydney and Manila, with partners and customers in more than 100 countries worldwide. For more information, visit www.datawatch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the continuing weak global economy; risks associated with fluctuations in quarterly operating results due, among other factors, to the size and timing of large customer orders; the volatility of Datawatch’s stock price; limitations on the effectiveness of internal controls; rapid technological change; Datawatch’s dependence on the introduction of new products and possible delays in those introductions; competition in the software industry; Datawatch's dependence on its principal products, proprietary software technology and software licensed from third parties; risks associated with international sales; risks associated with indirect distribution channels; the adequacy of Datawatch’s sales returns reserve; risks associated with a subscription sales model; risks associated with acquisitions , including the recent acquisition of intellectual property from Math Strategies; Datawatch’s dependence on its ability to hire and retain skilled personnel; disruption or failure of Datawatch’s technology systems that may result from a natural disaster, cyber-attack or other catastrophic event; and uncertainty and additional costs that may result from evolving regulation of corporate governance and public disclosure. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2011 and Form 10-Q for the quarters ended December 31, 2011, March 31, 2012 and June 30, 2012.   Any forward-looking statements should be considered in light of those factors.

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Investor Contact:
Datawatch Investor Relations
investor@datawatch.com
Phone: (978) 441-2200 ext. 8323

Media Contact:
Kellee McGolpin
Datawatch Corporation
kellee_mcgolpin@datawatch.com
Phone: (978) 441-2200 ext. 8238
Twitter: @datawatch